Exhibit 99.1

Eterna Therapeutics Announces $9.2 Million Convertible Debt and Warrant Financing

CAMBRIDGE, Mass., December 14, 2023 — Eterna Therapeutics Inc. (Nasdaq: ERNA) (“Eterna” or the “Company”), a life science company committed to realizing the potential of mRNA cell engineering to provide patients with transformational new medicines, today announced the execution of a securities purchase agreement with accredited investors for the sale of approximately $9.2 million aggregate principal amount of senior convertible promissory notes and accompanying warrants to purchase an aggregate of 9,579,014 shares of common stock in a private placement transaction that was priced at-the-market under Nasdaq rules.  The Company expects to hold an initial closing at which it expects to receive proceeds of approximately $7.8 million on December 15, 2023 and the remainder at a closing to occur no later than January 15, 2023.

The notes, which will be issued at par, will bear interest at a rate of 12.0% per year, payable quarterly, and mature five years after issuance unless earlier redeemed, repurchased or converted in accordance with their terms. At its election, the Company may pay interest in cash or in-kind by increasing the outstanding principal amount of the notes.  The notes may be converted from time to time in whole or in part into shares of Eterna common stock at a conversion price of $1.9194 per share, subject to customary adjustments for stock splits, stock dividends and recapitalizations.  The notes will not contain any ratchet or other financial antidilution provisions.

Each purchaser of the convertible notes will receive warrants to purchase 200% of the number of shares of Eterna common stock into which such purchaser’s note is initially convertible. The warrants will be immediately exercisable, have an exercise price of $1.43 per share and expire five years after issuance.

In connection with the private placement, the Company agreed to amend an aggregate of 10,464,292 outstanding warrants previously issued to investors on each of December 2, 2022 and July 14, 2023 such that the exercise price of such warrants is lowered to $1.43 per share.

The offer and sale of the securities by Eterna described in this press release have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from such registration requirements.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of such jurisdiction.

About Eterna Therapeutics Inc.
Eterna Therapeutics is a life science company committed to realizing the potential of mRNA cell engineering to provide patients with transformational new medicines. Eterna has in-licensed a portfolio of over 130 patents covering key mRNA cell engineering technologies, including technologies for mRNA cell reprogramming, mRNA gene editing, the NoveSlice™ and UltraSlice™ gene-editing proteins, and the ToRNAdo™ mRNA delivery system from Factor Bioscience. NoveSlice™, UltraSlice™, and ToRNAdo™ are trademarks of Factor Bioscience. For more information, please visit www.eternatx.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that are not statements of historical fact and may be identified by terminology such as “believe,” “could,” “estimate,” “anticipate,” “expect,” “plan,” “possible,” “potential,” “project,” “will” or other similar words and the negatives of such words. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those stated or implied in any forward-looking statement as a result of various factors, including, but not limited to, uncertainties related to: (i) the evolution of Eterna’s business model into a platform company focused on mRNA, induced pluripotent stem (iPS) cell and gene editing technologies; (ii) Eterna’s ability to successfully, cost-effectively and efficiently develop its technology and products; (iii) Eterna’s ability to successfully commence clinical trials of any products on a timely basis or at all; (iv) Eterna’s ability to successfully fund and manage the growth of its development activities; and (v) Eterna’s ability to obtain regulatory approvals of its products for commercialization. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this communication speak only as of the date on which they were made, and Eterna does not undertake any obligation to update the forward-looking statements contained herein to reflect events that occur or circumstances that exist after the date hereof, except as required by applicable law. Factors that may cause Eterna’s actual results to differ from those expressed or implied in forward-looking statements contained in this press release are more fully disclosed in Eterna’s periodic public filings with the U.S. Securities and Exchange Commission, particularly under the heading “Risk Factors” in Eterna’s Annual Report on Form 10-K for the year ended December 31, 2022, as well as under similar headings in Eterna’s subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Investor Relations Contact:
investors@eternatx.com

Media Contact:
EternaPR@westwicke.com